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                                                                  Exhibit 2.01

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STOCK AND ASSET PURCHASE AGREEMENT

Dated September 3, 1998

By and Between

COLORSMART, INC.

and

MAGNUM DIGITAL SERVICES CORPORATION
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TABLE OF CONTENTS

INTRODUCTION                                                                   5

RECITALS                                                                       5

ARTICLE I. PLAN OF REORGANIZATION                                              5

1.01 Sale and Transfer of MAGNUM Stock                                         5
      1 .02 Consideration at Closing                                           5

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      1.02 Consideration at Closing                                            5
      1.03 Assignment of Contracts and Assumption of
            Obligations                                                        6
      1.04 Plan of Reorganization                                              6

ARTICLE II. CLOSING

      2.01 Closing                                                             6
           Date                                                                6
      2.02 Delivery                                                            6

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER                     7

      3.01 Title to Shares                                                     7
      3.02 Authorization                                                       7

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF MAGNUM                           7

      4.01 Organization                                                        8
      4.02 Capitalization                                                      8
4.03 MAGNUM Subsidiaries                                                       8
      4.04 Validity of Agreement                                               8
4.05 MAGNUM Financial Statements                                               8
4.06 Events Since Date of MAGNUM Balance Sheet                                 9
      4.07 Properties                                                         11
4.08 Accounts Receivable                                                      11
      4.09 Taxes                                                              12
4.10 Compensation                                                             12
4.11 Compliance with Law                                                      12
      Litigation                                                              13
4.13 Contracts                                                                13
4.14 Real Property                                                            14
4.15 Proprietary Rights                                                       15
4.16 Toxic Wastes; Employee Safety, etc                                       15
4.17 Insurance                                                                15
4.18 Bank Accounts                                                            16
4.19 No Conflict                                                              16
      4.20 No Default                                                         16
4.21 Certain Advances                                                         16
4.22 Related Parties                                                          17
4.23 Copies of Certain Documents                                              17
4.24 Underlying Documents                                                     17
4.25 Disclosure                                                               17
      4.26 Effect of Agreement                                                17
      4.27 Indemnification of ColorSmart                                      18

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF COLORSMART                       19

5.01 Organization                                                             19
5.02 Validity of Agreement                                                    19
5.03 Effect of Agreement                                                      19
5.04 Indemnification of MAGNUM and
            the Shareholder                                                   21

ARTICLE VI. ACCESS TO INFORMATION; CONFIDENTIALITY                            22

6.01 Access                                                                   22

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6.02 Confidentiality                                                          23

ARTICLE VII. COVENANTS OF MAGNUM AND THE SHAREHOLDER                          23

7.01 Conduct of Business                                                      23
7.02 Notice of Certain Adverse Changes, Defaults
or Claim                                                                      24
7.03 Actions Requiring Consent                                                24
7.04 Implementation of Representations and Warranties                         24
7.05 Communications                                                           24
7.06 Other Negotiations                                                       24
7.07 Cooperation                                                              25
      7.08 Facilitation of Public Offering

ARTICLE VIII. COVENANTS OF COLORSMART                                         25

8.01 Implementation of Representations and Warranties                         25
8.02 Communications                                                           25
8.03 Registration of ColorSmart Stock                                         25
8.04 Additional SEC Documents                                                 26

ARTICLE IX. SECURITIES LAW MATTERS                                            26

9.01 Securities Act Exemptions                                                26
      9.02 Stock Restrictions                                                 26
9.03 Representations of ColorSmart                                            26
9.05 Legend Restrictions                                                      27

ARTICLE X. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER                       27

10.01 Accuracy of Representations and Warranties                              27
10.02 Fulfillment of Covenants                                                27
10.03 Approval of Sale                                                        27
10.04 No Litigation                                                           27

ARTICLE XI. CONDITIONS TO OBLIGATIONS OF COLORSMART                           28

11.01 Accuracy of Representations and Warranties                              28
11.02 Fulfillment of Covenants                                                28
11.03 Approval of Sale                                                        28
11.04 Consents Obtained                                                       28
11.05 No Litigation                                                           28
11.06 Accountant's Review                                                     28
11.07 Accounting Treatment                                                    29
11.08 ColorSmart Review                                                       29
      11.09 Resignation of Directors                                          29
      11.10 Sale of MAGNUM Stock                                              29

ARTICLE XII. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
      COVENANTS                                                               29

ARTICLE XIII. PAYMENT OF EXPENSES                                             29

      13.01 Expenses                                                          29

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13.02 Brokers                                                                 30

ARTICLE XIV. GENERAL PROVISIONS                                               30

      14.01 Notices                                                           30
      14.02 Headings                                                          31
      14.03 Counterparts                                                      31
      14.04 Assignment                                                        31
      14.05 Waiver                                                            31
      14.06 Entire Agreement                                                  31
      14.07 Good Faith                                                        31
14.08 Applicable Law                                                          32
14.09 Severability                                                            32

SCHEDULE OF EXHIBITS                                                          33

STOCK AND ASSET PURCHASE AGREEMENT

      THIS STOCK AND ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the day of September 3, 1998, by and between ColorSmart, Inc., a Nevada corporation ("ColorSmart") and Magnum Digital Services Corp., a Florida corporation ("MAGNUM"); and the sole shareholder of Magnum, Robert McDowell (the "Shareholder").

RECITALS:

      A. The Shareholder is the holder of one-hundred percent (100%) of the outstanding voting stock of MAGNUM (the "MAGNUM Stock") and the owner in fee simple title of certain real property upon which the MAGNUM business is currently conducted ("MAGNUM Real Estate");

B. ColorSmart desires to purchase from the Shareholder, and the Shareholder desires to sell to ColorSmart, all of the outstanding MAGNUM Stock owned by Shareholder in exchange for the consideration described herein; and

      C. The parties desire to effect the transaction pursuant to plan of reorganization under Section 368(a)(1)(B), of the Internal Revenue Code of 1986, as amended (the "Code") [it is unclear to me whether this transaction needs to be accounted for as a reorganized for IRS purposes--I don't think so].

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

ARTICLE I.

PLAN OF REORGANIZATION

      1.01 Sale and Transfer of MAGNUM Stock. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) the Shareholder agrees to sell, and ColorSmart agrees to purchase, all of the shares of MAGNUM Stock owned by the Shareholder, and Shareholder agrees to convey ownership free and clear of any liens or encumbrances.

      1.02 Consideration. As payment for the MAGNUM Stock, ColorSmart shall deliver at closing as hereinafter defined, to the Shareholder by certified bank check or wire transfer, the sum of $500,000.00 ("Purchase Price") in cash. In addition to the cash payment to seller, ColorSmart will pay the balances due on all outside equipment leases, of which is not to exceed $275,000.00. Further, to the aforementioned ColorSmart shall also delivery to the seller 200,000 of ColorSmart ordinary shares, each share shall carry one (1) vote which is consistent with all ColorSmart shareholders.

      1.03 Assignment of Contracts and Assumption of Obligations.

[are there any special assignments or assumptions contemplated?]

      1.04 Plan of Reorganization. The parties hereby adopt this Agreement as a plan of reorganization under Section 368(a)(l)(B) of the Code.

ARTICLE II.

CLOSING

      2.01 Closing Date. The closing of the purchase and sale of the MAGNUM Stock,(the "Closing") shall be held at the offices of MAGNUM on or before November 30, 1998 or at such other time and place upon which ColorSmart and MAGNUM may agree in writing (the "Closing Date"); provided, however, that any agreement postponing the Closing Date beyond November 30, 1998 shall also require the consent of all the parties hereto.

      2.02 Delivery. At the Closing, the Shareholder shall deliver to ColorSmart a stock certificate or certificates, duly endorsed with signatures guaranteed, representing the shares of MAGNUM Stock to be purchased from such Shareholder and totaling an aggregate of_____________thousand (______) shares, duly endorsed with appropriate signature guarantees for transfer. Upon receipt of the stock certificate or stock certificates referenced in the preceding sentence, and all other conditions to Closing are satisfied, ColorSmart shall cause to be delivered to the Shareholder the Purchase Price.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

      The Shareholder represents and warrants to ColorSmart as set forth below that:

      3.01 Title to MAGNUM Stock. Shareholder is the owner, beneficially and of record, of all of the outstanding shares of capital stock issued by MAGNUM and to be sold by such Shareholder thereunder, free and clear of any liens, encumbrances, security agreements, options, claims, charges or restrictions of any nature whatsoever. Further, that such Shareholder shall cause his shares to be voted in favor of the consummation of the transactions contemplated by this Agreement, at any meeting of such Shareholder which may be required hereunder.

      3.02 Authorization. Such Shareholder has the full power and authority to execute and deliver this Agreement and to execute and deliver any and all other collateral agreements hereto and which are referred to as a part hereof. This Agreement constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity.

ARTICLE IV.

JOINT REPRESENTATIONS AND WARRANTIES OF
MAGNUM AND THE SHAREHOLDER

      Subject to and except for the information which is set forth in a list of exceptions, identified by the Section in this Article to which they pertain, and contained in a schedule delivered to ColorSmart prior to the execution of this Agreement and signed for identification on behalf of ColorSmart and MAGNUM (the "MAGNUM Schedule"), MAGNUM and the Shareholder jointly and severally represent and warrant to ColorSmart that:

      4.01 Organization. MAGNUM is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to carry on its business as it is now being conducted. MAGNUM is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or properties make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on MAGNUM.

      4.02 Capitalization. The authorized capital stock of MAGNUM consists of____________ shares of Common Stock all of which is issued and outstanding. All such outstanding shares have been duly authorized, are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, MAGNUM's Articles of Incorporation or Bylaws or any agreement to which MAGNUM is a party or by which it is bound. All such outstanding shares have been issued in accordance with all applicable state and federal securities laws. Except as set forth herein, there are no options, warrants, calls, rights, commitments or agreements of any character to which MAGNUM is a party or by which it is bound obligating MAGNUM to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating MAGNUM to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

      4.03 MAGNUM Subsidiaries. MAGNUM owns no shares of capital stock directly or indirectly, of any other corporation, partnership or joint venture interest.

      4.04 Validity of Agreement. MAGNUM has corporate power and authority to execute and deliver this Agreement. This Agreement constitutes the valid and binding obligation of MAGNUM, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity. The execution and delivery of this Agreement by MAGNUM, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and such execution and delivery do not require the consent, approval or authorization of any person, public authority or other entity.

      4.05 MAGNUM Financial Statements. MAGNUM has furnished to ColorSmart true and correct copies of its unaudited statements of operations, statements of shareholders' equity and statements of changes in financial condition for its fiscal year ended December 31, 1997, and for the interim period from January 1,1998 to June 30, 1998, and MAGNUM's unaudited balance sheets as of the end of such fiscal period (the balance sheet as of December 31, 1997, and as of June 30, 1998, hereinafter referred to as the "MAGNUM Balance Sheets", and all such financial statements, together with the notes thereto, being hereinafter referred to collectively as the "MAGNUM Financials"). All of the MAGNUM
Financials: (i) are in accordance with MAGNUM's books and records; (ii) present fairly the financial position of MAGNUM and the results of its operations as of the respective dates and for the periods indicated thereon (subject to normal adjustments);

and (iii) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis. At the date of the MAGNUM Balance Sheets, MAGNUM had no material liabilities or obligations, fixed, contingent or otherwise, not set forth on or reserved against in the MAGNUM Financials, or the accompanying notes thereto, or in the MAGNUM Schedule. For purposes of this Agreement, "materiality" shall mean amounts in excess of $10,000 either individually or in the aggregate.

      4.06 Events Since Date of MAGNUM Balance Sheets. Since the date of the MAGNUM Balance Sheet, except as otherwise contemplated by this Agreement, and except as described in the MAGNUM Schedule, MAGNUM has conducted its business only in the ordinary and usual course and, without: (i) limiting the generality of the foregoing:

      (a) MAGNUM has not sustained any damage, destruction or loss by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, net worth, assets, properties or operations of MAGNUM taken as a whole.

      (b) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, operations, obligations or liabilities (fixed or contingent) of MAGNUM which, in the aggregate, have had or may be reasonably expected to have (whether before or after the Closing Date) a materially adverse effect on the condition (financial or otherwise), business, net, worth, assets, properties or operations of MAGNUM as a whole.

      (c) MAGNUM has not issued, or authorized for issuance, any equity security, bond, note or other security or granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise.

      (d) MAGNUM has not incurred additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of business.

      (e) MAGNUM has not declared or made any dividend, payment or other distribution on or with respect to any share of its capital stock.

      (f) MAGNUM has not purchased, redeemed or otherwise acquired or committed itself to acquire for a consideration, directly or indirectly, any share or shares of its capital stock.

      (g) MAGNUM has not mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, nor committed itself to do any of the foregoing, except for liens for current taxes which are not yet due and payable and purchase money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of business.

      (h) MAGNUM has not disposed of, or agreed to dispose of, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration at least equal to the fair value of such asset or property, nor leased or licensed to others (including officers and directors), or agreed to lease or license, any asset or property.

      (i) MAGNUM has not purchased or agreed to purchase or otherwise acquire any debt or equity securities of any corporation, partnership, joint venture, firm or other entity.

      (j) MAGNUM has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $10,000 nor waived any right of substantial value or canceled any debt or claim or voluntarily suffered any extraordinary loss.

      (k) MAGNUM has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Right (as defined in Section 4.15).

      (l) MAGNUM has not effected or agreed to any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

      (m) MAGNUM has not effected or agreed to effect any change in its directors or executive management.

      (n) MAGNUM has not effected or committed itself to effect any amendment or modification to its Articles of Incorporation or Bylaws.

4.07 Properties. The MAGNUM Balance Sheets reflects all of the assets and properties, real and personal, used by MAGNUM in its business or otherwise held by it, except for: (i) property acquired or disposed of in the ordinary and usual course of business since the date of such balance sheet; and (ii) property not required under generally accepted accounting principles to be reflected thereon; and (iii) the MAGNUM Real Estate. Except as set forth in the MAGNUM Schedule, MAGNUM has good and marketable title to all assets and properties listed on the MAGNUM Balance Sheet and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet due and payable. All of the fixed assets and properties listed on the MAGNUM Balance Sheet and thereafter acquired are in good operating condition and are free from any material defect. Attached hereto and made a part hereof as Exhibit
4.07 is a full and complete legal description of the MAGNUM Real Estate.

      4.08 Accounts Receivable. All of the accounts receivable of MAGNUM shown on the MAGNUM Balance Sheet or thereafter acquired arose and are collectible in the ordinary and usual course of MAGNUM's business, except that the value of any account receivable the collection of which is doubtful or which is subject to a defense or set-off has been written down to an amount not in excess of realizable market value or adequate reserves or allowances therefor have been provided. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of MAGNUM, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis.

      4.09 Taxes. MAGNUM has duly filed with the appropriate United States, state, local and foreign governmental agencies, all tax returns and reports required to be filed and has paid or accrued in full all taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The MAGNUM Balance Sheet includes adequate provision for all such taxes, interest, penalties, assessments or deficiencies, if any, through the date indicated thereon. MAGNUM has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. MAGNUM is not a party to any pending action or proceeding, nor, to the best of its knowledge, is any such action or proceeding threatened by any governmental authority for the assessment or collection of taxes, interest, penalties, assessments or deficiencies, and no claim for assessment or collection of taxes, interest, penalties, assessments or deficiencies has been asserted against it. No issue has been raised by any federal, state, local, or foreign taxing authority in connection with an audit or examination of MAGNUM tax returns, business or properties which has not been settled or resolved.

      4.10 Compensation. The MAGNUM Schedule contains a full and complete list of all persons who served as directors, officers, employees or consultants of MAGNUM at June 30, 1998, specifying their names and job designations, the annual compensation paid or payable to such persons and the basis of such compensation, whether fixed or commission or a combination thereof. Except as otherwise disclosed in the MAGNUM Schedule, since June 30, 1998, there his been no material change in compensation, by means of wages, salaries, bonuses, gratuities or otherwise, to any such director, officer, employee or consultant of MAGNUM.

      4.11 Compliance with Law. Except for possible minor exceptions, the curing or non-curing of which would not have a material effect on the condition (financial or otherwise), business, net worth, assets, properties, or operations of MAGNUM taken as a whole, the business of MAGNUM has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, including, without limiting the generality of the foregoing, all laws, regulations and orders relating to employment practices and procedures and the health and safety of employees. MAGNUM has not received any notice of alleged violations of any of the foregoing.

      4.12 Litigation. Except as set forth in the MAGNUM Schedule, there is no claim, dispute, action, proceeding, suit, appeal or investigation, at law or in equity, pending against MAGNUM or involving any of its business or properties, before any court, agency, authority, arbitration panel or other tribunal, and, to the best knowledge of MAGNUM and the Shareholder, none has been threatened. To the best knowledge of MAGNUM and the Shareholder, there are no facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit, appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, properties or operations of MAGNUM taken as a whole. Except as set forth in the MAGNUM Schedule, MAGNUM is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, or in default with respect to any notice, order, writ, injunction or decree.

      4.13 Contracts. The MAGNUM Schedule contains a full and complete list (subject in the case of clause (i) below to the dollar amount indicated therein) of each partially or totally executory contract or agreement to which MAGNUM is a party, or by which it is bound in any respect, including, without limitation, any and all: (i) contracts or agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies, or capital assets, or for the performance of services, in any case involving more than $10,000, except that such limitation as to dollar amount shall not apply as to any contracts or agreements covered by Section 4.22; (ii) contracts or agreements for the joint performance of work or services, and all other joint venture or teaming agreements, (iii) management or employment contracts, consulting contracts, collective bargaining contracts or termination and severance agreements; (iv) notes, mortgages, deeds of trues, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (v) pension, retirement, profit sharing, deferred compensation, bonus, incentive, life insurance, hospitalization, or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement);
(vi) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any shares of capital stock; (vii) contracts or agreements with agents, brokers, consignees, sales representatives or distributors; (viii) contracts or agreements with any director, officer, employee, consultant or shareholder; (ix) powers of attorney or similar authorizations granted to third parties; and (x) licenses, sublicenses, royalty agreements, and other contracts or agreements to which MAGNUM is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights (as defined in Section 4.15). MAGNUM is not a party to, nor bound by, any contract or agreement which: (A) MAGNUM can reasonably foresee will result in any material loss upon the performance thereof (including any material liability for penalties or damages, whether liquidated, direct, indirect, incidental or consequential, or down time charges); and (B) is not reflected or adequately reserved against on the MAGNUM Balance Sheets. No party has raised any claim, dispute or controversy or withheld payments from MAGNUM with respect to any of its contracts nor has MAGNUM received notice or warning of alleged nonperformance, delay in delivery or other noncompliance with respect to the obligations of MAGNUM under any of its contracts, nor are there any facts which exist indicating that any of such contracts may be totally or partially terminated or suspended by the other party thereto. MAGNUM has not entered into any contract or agreement containing covenants limiting its right to compete in any business with any person. As used in this Agreement, the terms "contract" and "agreement" mean and include every contract, agreement and commitment whether written or oral.

      4.14 Real Property. The MAGNUM Schedule contains a full and complete list of all real property leased by MAGNUM. All such property is held under valid and enforceable leases, copies of which have been delivered to ColorSmart and as to which neither party to the lease is in material default. MAGNUM does not own any real property in fee simple. To the best knowledge of MAGNUM, the operations of MAGNUM on any of such real property, nor any improvement thereon, violate any applicable building code, zoning requirement, or pollution control ordinance or any other regulation or statute applicable to such real property.

      4.15 Proprietary Rights. The MAGNUM Schedule contains a full and complete list of all trademarks, trade names, service marks, and copyrights, or applications therefor, owned or used by MAGNUM. MAGNUM owns, or possesses adequate licenses or other rights to use, all trademarks, trademark applications, service marks, trade names, copyrights, inventions, drawings, computer software, designs, trade secrets, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") required for or incident to the operation, sale and use of all products and services sold or provided by MAGNUM, free and clear of any right, lien, encumbrance or claim of others, including without limitation present or former employees of MAGNUM or their former employers; provided, however, that the possibility exists that other persons, completely independent of MAGNUM or its employees or agents, could have developed trade secrets, customer information or items of technical information similar or identical to that of MAGNUM. MAGNUM is not aware of any such development by other persons of similar or identical trade secrets or technical information. MAGNUM has taken reasonable security measures to protect the secrecy and confidentiality of such of its Proprietary Rights, the value of which depends upon such secrecy and confidentiality.

      4.16 Toxic Wastes; Employee Safety etc. To the best of its knowledge, MAGNUM makes adequate provision for the control, removal, disposal and storage of all toxic wastes, if any, generated by its business operations. MAGNUM is not presently in violation of any federal or state law, regulation, ordinance, or the like governing protection of the environment and human health and safety regarding toxic wastes. MAGNUM is not presently in violation of any provision of OSHA or any regulation promulgated thereunder. No action, proceeding, claim, suit or the like is pending or has been threatened against by any government agency or any person with respect to toxic wastes, occupational health and safety or environmental damage, nor is MAGNUM aware of any potential claims concerning any such matters.

      4.17 Insurance. The MAGNUM Schedule contains a full and complete list of all policies of insurance to which MAGNUM is a party or is a beneficiary or named insured, and MAGNUM has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of MAGNUM are insured in amounts and coverages and against risks and losses which are adequate and usual for similar properties and businesses.

      4.18 Bank Accounts. The MAGNUM Schedule contains a full and complete list of all the bank accounts of MAGNUM together with the names of the persons authorized to draw thereon. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

      4.19 No Conflict. The execution and delivery of this Agreement by MAGNUM and the performance of its obligations hereunder: (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of its Articles of Incorporation or Bylaws, or any note, debt instrument, security agreement, lease, deed of trust or mortgage, or any other contract, agreement or commitment binding upon MAGNUM or any of its assets or properties;
(ii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of its assets or properties; and (iii) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over MAGNUM or any of its assets or properties. The MAGNUM Schedule contains a full and complete list of all necessary consents, waivers and approvals of third parties required to be obtained by MAGNUM in connection with the execution and delivery of this Agreement by MAGNUM and the performance of its obligations hereunder.

      4.20 No Default. MAGNUM has in all respects performed, or is now performing, the obligations of, and is not in material default (and would not by the lapse of time and/or the giving of notice be in material default) in respect of, any note, debt instrument, "security agreement, option to purchase, lease, deed of trust or mortgage, or any other material contract, agreement or commitment binding upon it or its assets or properties. Each of the material contracts, agreements or other instruments described on the MAGNUM Schedule is a legal, binding, and enforceable obligation by or against it. To the best knowledge of MAGNUM, no party with whom it has an agreement or contract, which is of material importance to the condition (financial or otherwise), business, net worth, assets, properties, or operations of MAGNUM taken as a whole, is in default thereunder or has breached any terms of provisions thereof in a material way.

      4.21 Certain Advances. There are no receivables of MAGNUM owing by directors, officers, employees, consultants or its shareholders, or owing by any affiliate of any director or officer of MAGNUM, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses.

      4.22 Related Parties. No officer or director of MAGNUM, or any affiliate of any such person, has, either directly or indirectly: (i) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells products or services which are similar to those furnished or sold by MAGNUM; or (ii) a beneficial interest in any contract or agreement to which MAGNUM is a party or by which MAGNUM may be bound. For purposes of this Section 4.22, there shall be disregarded any interest which arises solely from the ownership of less than a one (1) percent equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

      4.23 Copies of Certain Documents. The MAGNUM Schedule contains true and complete copies of: (i) its currently effective Articles of Incorporation, certified by the Secretary of State of Florida; (ii) its currently effective Bylaws, certified by the Secretary of MAGNUM; and (iii) all federal and other tax returns filed by MAGNUM since its inception [or for a shorter period agreed to by the parties such as 5 years].

      4.24 Underlying Documents. All underlying documents listed or described in the MAGNUM Schedule have heretofore been furnished to ColorSmart. All such documents furnished to ColorSmart are true and correct copies, and there are no amendments or modifications thereto, except as expressly noted in the MAGNUM Schedule. The minute books of MAGNUM contain full, complete and accurate records of all meetings and other corporate actions taken by the directors and shareholders of MAGNUM, and ColorSmart has heretofore been furnished true and correct copies of all documents and records contained in said minute books.

      4.25 Disclosure. Neither this Agreement, the MAGNUM Schedule, nor any other written statement or certificate furnished by MAGNUM or the Shareholders to ColorSmart in connection with the transactions contemplated hereby, when taken together, contain any untrue statement of a material fact or omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

      4.26 Effect of Agreement. The execution, delivery and performance by the Shareholder and by MAGNUM of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority or any provision of the Articles of Incorporation or Bylaws of either, or any agreement or instrument to which the Shareholder or MAGNUM is a party or by which they are bound or to which they are subject. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of the Shareholder or MAGNUM to permit the consummation of the transactions contemplated by this Agreement, which consents will not have been received before the Closing Date.

      4.27 Indemnification of ColorSmart. MAGNUM and the Shareholder, agree, jointly and severally, to indemnify, defend and hold ColorSmart, its officers, directors, employees and attorneys (all such persons and entities being collectively referred to as the "ColorSmart Group"), harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees (any such loss, damage, cost or expense herein called a "Loss"), which they or any member of the ColorSmart Group may at any time sustain or incur by reason of (i) any inaccuracy or breach of any of the representations, warranties or covenants of MAGNUM or the Shareholder contained herein or in any certificate delivered pursuant hereto, or (ii) any claim or claims whether or not presently known to the ColorSmart Group, which arise in connection with the operation of the business of MAGNUM, where the event which gives rise to such claim occurred prior to the date of this Agreement, or (iii) any claim or claims arising out of the failure of MAGNUM or the Shareholder to discharge any of their obligations pursuant to this Agreement. In any action in respect of which indemnity may be sought hereunder by a party hereto shall be brought against such party, the other party shall be entitled to participate in the defense thereof at its own expense and to settle any such action on such terms as it shall see fit so long as the party entitled to indemnification hereunder shall be released from any liability by reason of such settlement. In such event, the party required to provide indemnification shall receive full cooperation and access to all relevant and nonprivileged records. The indemnification provisions of this Section shall not be deemed exclusive and shall not prejudice any other rights or remedies, at law or in equity, of any party under this Agreement with respect to any matter relating to the terms, provisions, covenants or conditions of this Agreement or any transaction contemplated hereby.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF COLORSMART

ColorSmart represents and warrants to MAGNUM and the Shareholder that:

5.01 Organization. ColorSmart is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as now being conducted.

      5.02 Validity of Agreement. ColorSmart has full corporate power and authority to execute and deliver this Agreement. This Agreement constitutes the valid and binding obligation of ColorSmart, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity. The execution and delivery of this Agreement by ColorSmart, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and such execution and delivery do not require the consent, approval or authorization of any person, public authority or other entity.

      5.03 Effect of Agreement. The execution, delivery and performance by ColorSmart of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority or any provision of the Articles of Incorporation or Bylaws of ColorSmart, or any agreement or instrument to which ColorSmart is a party or by which it is bound or to which it is subject. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of ColorSmart to permit the consummation of the transactions contemplated by this Agreement, which consent will not have been received before the Closing Date.

5.04 Indemnification of MAGNUM and the Shareholder. ColorSmart agrees to indemnify, defend and hold MAGNUM, the Shareholder, their respective officers, directors, employees and attorneys (all such persons and entities being collectively referred to as the "MAGNUM Group"), harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees (any such loss, damage, cost or expense herein called a "Loss"), which they or any member of the MAGNUM Group may at any time sustain or incur by reason of: (i) any claim or claims whether or not presently known to the ColorSmart Group, which arise in connection with the operation of the business of ColorSmart, where the event which gives rise to such claim occurred prior to the date of this Agreement, or
(ii) any claim or claims arising out of the failure of ColorSmart to discharge any of its obligations pursuant to this Agreement. In any action in respect of which indemnity may be sought hereunder by a party hereto shall be brought against such party, the other party shall be entitled to participate in the defense thereof at its own expense and to settle any such action on such terms as it shall see fit so long as the party entitled to indemnification hereunder shall be released from any liability by reason of such settlement. In such event, the party required to provide indemnification shall receive full cooperation and access to all relevant and nonprivileged records. The indemnification provisions of this Section shall not be deemed exclusive and shall not prejudice any other rights or remedies, at law or in equity, of any party under this Agreement with respect to any matter relating to the terms, provisions, covenants or conditions of this Agreement or any transaction contemplated hereby.

ARTICLE VI.

ACCESS TO INFORMATION: CONFIDENTIALITY

6.01 Access.

      (a) Prior to the Closing Date, MAGNUM shall afford representatives of ColorSmart reasonable access to the officers and personnel of MAGNUM and to such of its financial, contractual and other records as shall be reasonably necessary for ColorSmart's investigation of MAGNUM and its business and operations.

      (b) ColorSmart shall make available to the Shareholder the opportunity to ask questions of and receive answers from appropriate officers or representatives of ColorSmart concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which ColorSmart possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to the Shareholder hereunder.

6.02 Confidentiality.

      (a) No information concerning MAGNUM not previously disclosed to the public or in the public domain which is contained herein or in the MAGNUM Schedule, or which shall have been furnished to or obtained by ColorSmart as provided in Section 6.01(a), shall be disclosed to any person other than ColorSmart's employees, legal counsel, financial advisers, or accountants in confidence, or used for any purpose other than as contemplated herein. In the event that the purchase and sale of the MAGNUM Stock shall not be consummated, ColorSmart shall return to MAGNUM all such information in its possession which is in written form.

      (b) No information concerning ColorSmart not previously disclosed to the public or in the public domain which is contained herein or which shall have been furnished to or obtained by MAGNUM or any Shareholder as provided in
Section 6.01(b) or 6.01(c), shall be disclosed by them to any person other than their respective employees, legal counsel, financial advisors, or accountants in confidence, or used for any purpose other than as contemplated herein. In the event that the purchase and sale of the MAGNUM Stock shall not be consummated, each such person shall return to ColorSmart all such information in their possession which is in written form.

ARTICLE VII

COVENANTS OF MAGNUM AND THE SHAREHOLDER

      MAGNUM and the Shareholder hereby jointly and severally covenant:

      7.01 Conduct of Business. From and after the execution and delivery of this Agreement and until the Closing Date or the termination of this Agreement, whichever shall first occur: (i) MAGNUM shall not engage in any activities or transactions which shall be outside the ordinary course of its business without the prior written consent of ColorSmart, which consent shall not be unreasonably withheld; (ii) such persons will use their best efforts to preserve the existing licenses, franchises, rights and privileges pertinent to the business and operations of MAGNUM; and (iii) such persons will use their best efforts to preserve intact the business organization of MAGNUM and to preserve its goodwill and relationships with its suppliers, customers, employees and others with whom it deals.

      7.02 Notice of Certain Adverse Changes, Defaults or Claims. MAGNUM shall give prompt notice to ColorSmart of any material adverse change to the property or business of MAGNUM, or any notice of default received by it, subsequent to the date of this Agreement and prior to the Closing Date, under any instrument or agreement to which MAGNUM is a party or by which any of its property is bound, or of the assertion of any claim which, if upheld, would render inaccurate any representation contained herein.

      7.03 Actions Requiring Consent. Between the date hereof and the Closing Date or, the termination of this Agreement, whichever shall first occur, MAGNUM shall not, without the prior written consent of ColorSmart, which consent shall not unreasonably be withheld, take any action of the type described in clauses
(c) through (n) of Section 4.06.

      7.04 Implementation of Representations and Warranties. Such persons shall use all reasonable efforts to render accurate as of the Closing Date their representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing Date any of such representations or warranties.

      7.05 Communications. Between the date hereof and the Closing Date, such persons shall furnish no communication to the public with respect to the transactions contemplated by this Agreement without the prior approval of ColorSmart as to the content thereof, which approval shall not unreasonably be withheld by ColorSmart.

      7.06 Other Negotiations. Between the date hereof and the Closing Date or the termination of this Agreement, whichever shall first occur, such persons will disclose to ColorSmart all bona fide inquiries from other persons, firms or corporations concerning the possible acquisition of MAGNUM (by consolidation, merger, sale or exchange of assets, sale of stock or otherwise) or equity securities of MAGNUM; and neither MAGNUM nor the Shareholder will solicit an acquisition of MAGNUM by another person, firm or corporation, whether by consolidation, merger or purchase or sale of business or assets or by the sale or exchange of stock, nor will MAGNUM solicit the sale of any of its capital stock or other equity securities to any other person, firm or corporation. Nothing contained in this Section shall be construed as limiting the rights of the Board of Directors of MAGNUM to discharge their fiduciary responsibilities in response to unsolicited offers from third parties.

      7.07 Cooperation. The Shareholder shall cooperate, and will use its best efforts to have the other present officers, directors and employees of MAGNUM cooperate, with ColorSmart, at its request, on and after the Closing Date and without further consideration, in endeavoring to effect the collection of accounts or notes receivable owing to MAGNUM at the Closing Date, and, at ColorSmart's expense, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes relating to adjustment of federal income or any other taxes of MAGNUM for all periods prior to the Closing Date and in connection with any other actions, proceedings, arrangements or disputes whatsoever involving MAGNUM and based upon contracts, arrangements or acts which were in effect or occurred on or prior to the Closing Date.

      7.08 Facilitation of the ColorSmart Public Offering. MAGNUM and the Shareholder shall use their best efforts to cooperate, and will use their best efforts to have the other present officers, directors, agents, employees, attorneys, and accountants of MAGNUM to cooperate with ColorSmart in the process of ColorSmart's initial public offering of its common stock, being undertaken by ColorSmart pursuant to the Securities Act of 1933, as amended ("Public Offering"). Such cooperation shall include, but not be limited to: (i) providing for, at ColorSmart's expense, a certified audit of MAGNUM's financial statements and statements of operation for the two year period ended December 31, 1997 and for the preparation and review of any interim financial statements and statements of operations of MAGNUM as required by Regulation S-B promulgated under the Securities Act, if such certified audit shall be required in the Public Offering; and (ii) providing such additional information or documents which may be reasonably necessary for ColorSmart to conduct its Public Offering and to permit the effectiveness of the registration statement to be filed by ColorSmart with the United States Securities and Exchange Commission ("SEC").

ARTICLE VIII.

COVENANTS OF COLORSMART

ColorSmart hereby covenants:

      8.01 Implementation of Representations and Warranties. ColorSmart shall use all reasonable efforts to render accurate as of the Closing Date its representations and warranties contained in this Agreement, and shall refrain from taking any action which would render inaccurate as of the Closing Date any of such representations or warranties.

      8.02 Communications. Between the date hereof and the Closing Date (except to the extent required by state or federal securities laws), ColorSmart shall furnish no communication to the public with respect to the transactions contemplated by this Agreement without the prior approval of MAGNUM as to the content thereof, which approval shall not unreasonably be withheld by MAGNUM.

      8.03 Registration of ColorSmart Common. ColorSmart will use its best efforts to file and maintain an effective registration statement with the SEC and applicable state securities commissions covering the registration on Form SB-2 and sale of its common stock in order to conduct the Public Offering as soon as practicable after the execution of this Agreement.

      8.04 Additional SEC Documents. ColorSmart shall furnish to MAGNUM and the Shareholder copies of all documents, if any, (other than preliminary material and documents which describe this Agreement and the transactions contemplated hereby) that ColorSmart files with the SEC from the date hereof through the Closing Date.

ARTICLE IX.

SECURITIES LAW MATTERS

      9.01 Securities Act Exemptions. The MAGNUM Stock to be transferred by the Shareholder to ColorSmart pursuant to this Agreement shall not be registered under the Securities Act, in reliance upon exemptions from such registration contained in Section (4)(l) and/or Section 4(2) of the Securities Act.

      9.02 Stock Restrictions. The certificates representing the shares of MAGNUM Stock transferred pursuant to this Agreement shall bear a restrictive legend in substantially the following form (and appropriate stock transfer orders shall be placed against the transfer thereof):

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'). THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR, OTHERWISE DISPOSED OF EXCEPT UNDER THE CIRCUMSTANCES SPECIFIED BY A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE CORPORATION."

      9.03 Representations of ColorSmart. ColorSmart represents and warrants to the Shareholder that it is acquiring the MAGNUM Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof and without any present intention of selling the same; provided, however, that any disposition thereof will at all times be within its control.

      9.05 Legend Restrictions. It is understood that the certificates representing the MAGNUM Stock purchased hereunder shall be endorsed with a legend restricting transfer as necessary to conform to the requirements of the Securities Act.

ARTICLE X.

CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER

      The obligations of the Shareholder under this Agreement are, at the option of the Shareholder, subject to the satisfaction at or prior to the Closing of the following conditions:

      10.01 Accuracy of Representations and Warranties. All of the representations and warranties made by ColorSmart in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for changes contemplated by this Agreement, and ColorSmart shall have delivered to MAGNUM and the Shareholder a certificate to such effect dated the Closing Date and signed by its President and Chief Executive Officer.

      10.02 Fulfillment of Covenants. All of the terms, covenants and conditions of this Agreement to be complied with and performed by ColorSmart at or before the Closing Date shall have been duly complied with and performed, and ColorSmart shall have delivered to MAGNUM and the Shareholder a certificate to such effect dated the Closing Date and signed by its President and Chief Executive Officer.

      10.03 Approval of Sale. All authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

      10.04 No Litigation. There shall be no litigation pending which has been brought for the purpose of enjoining any transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon MAGNUM the Shareholder because of such transaction.

ARTICLE XI.

CONDITIONS TO OBLIGATIONS OF COLORSMART

      The obligations of ColorSmart under this Agreement are, at the option of ColorSmart, subject to the satisfaction at or prior to the Closing of the following conditions:

      11.01 Accuracy of Representations and Warranties. All of the representations and warranties made by MAGNUM and the Shareholder in this Agreement shall be true in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except for changes contemplated by this Agreement, MAGNUM shall have delivered to ColorSmart a certificate to such effect dated the Closing Date and signed by its President and Chief Executive Officer.

      11.02 Fulfillment of Covenants. All of the terms, covenants and conditions of this Agreement to be complied with and performed by MAGNUM or the Shareholder at or before the Closing Date shall have been duly complied with and performed, and MAGNUM shall each have delivered to ColorSmart a certificate to such effect dated the Closing Date and signed by its President and Chief Executive Officer.

      11.03 Approval of Sale. All authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

      11.04 Consents Obtained. MAGNUM and the Shareholder shall have delivered to ColorSmart the written consent or approval of each person or organization whose consent or approval shall be required in order to permit them to consummate the transactions contemplated hereby or in order to avoid any breach or termination of any agreement to which they are a party.

      11.05 No Litigation. There shall be no litigation pending which has been brought for the purpose of enjoining any transaction contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon ColorSmart, or any of its officers or directors because of such transaction.

      11.06 Accountant's Review. ColorSmart shall have received from _______________ a letter to the effect that on the basis of their "acquisition review" of MAGNUM, not constituting a full audit, nothing has come to their attention which has caused them to believe that the accounts or balances to which they applied their procedures should be adjusted.

      11.07 Accounting Treatment. ColorSmart shall have received from __________, a written analysis stating that the business combination resulting from the consummation of the transactions contemplated by this Agreement may be accounted for on a pooling of interests basis in accordance with generally accepted accounting principles and in accordance with all rules, regulations and policies of the SEC.

      11.08 ColorSmart Review. There shall not have come to the attention of ColorSmart, as a result of any investigation performed pursuant to Section 6.01 hereof, any information, not previously disclosed to ColorSmart, which is likely to materially and adversely affect the business, property or operations of MAGNUM following the Closing Date.

      11.09 Resignation of Directors. All persons serving as directors of MAGNUM shall have tendered their resignations to be effective as of the Closing Date.

11.10 Sale of MAGNUM Stock. Not less than one hundred percent (100%) of the shares of MAGNUM Stock outstanding as of the Closing Date shall have been tendered by the Shareholder for purchase by ColorSmart hereunder.

ARTICLE XII.

SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS

      The representations, warranties and covenants of the parties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Closing hereunder.

ARTICLE XIII.

PAYMENT OF EXPENSES

      13.01 Expenses. Except as provided herein, the parties shall each pay their own legal and accounting fees and other out-of-pocket expenses incurred incident to the preparation and carrying out of this Agreement and the transactions herein contemplated, whether or not such transactions are consummated; provided however, in the event that the Shareholder, or MAGNUM, or either of them, shall fail to consummate the transactions contemplated by this Agreement, for reasons other than a material breach by ColorSmart of the terms of this Agreement, MAGNUM shall pay to ColorSmart as a "break-up" fee all actual accounting and legal expenses incurred by ColorSmart up to a maximum of $15,000. In the event that such transactions are consummated, the reasonable legal and accounting fees and ether expenses of MAGNUM shall be borne by ColorSmart following the Closing. All other expenses shall be deemed to be expenses of the Shareholder, and the Shareholder, jointly and severally, shall assume and be responsible for the payment thereof.

      13.02 Brokers. Each of the parties represents that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any such transaction. Each party agrees to indemnify and hold the other parties harmless against any loss, liability, damage, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

ARTICLE XIV.

GENERAL PROVISIONS

      14.01 Notices. Any notice, request, instruction or other document to be given hereunder by a party to any other party shall be in writing and effective when delivered personally or sent by certified mail with return receipt requested, postage prepaid, as follows:

To ColorSmart:

Attn: President

With a Copy to:

Attn:

To MAGNUM

Attn: President

With a Copy to:

Attn:

To Shareholder:

or to such other addresses or other persons as may be designated in writing by any of the parties, by notice given as aforesaid.

      14.02 Headings. The headings of the several sections of this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

      14.03 Counterparts. This Agreement may be executed in one or more counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

      14.04 Assignment. None of the parties may assign or transfer any rights or obligations under this Agreement.

14.05 Waiver. Any party hereto may, by written notice to the others: (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others; (ii) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the others contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

14.06 Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party sought to be bound.

      14.07 Good Faith. Each of the parties hereto agree that it or they shall act in good faith in an attempt to cause all the conditions precedent to their respective obligations hereunder to be satisfied.

      14.08 Applicable Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada.

      14.09 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions of the Agreement shall remain in full force and effect.

      Witness the due execution of this Agreement by the parties hereto as of the date first set forth above.

COLORSMART, INC.

                                                                  By [ILLEGIBLE]
                                                                     -----------

Title: Chairman/CEO

MAGNUM DIGITAL SERVICES CORP.

                                                                  By [ILLEGIBLE]
                                                                     -----------
Title:                                                                President

SHAREHOLDER:

                                                                     [ILLEGIBLE]
                                                                     -----------
                                                                     (Signature)

(Typed or printed name and title, if applicable)                     [ILLEGIBLE]
                                                                     -----------

SCHEDULE OF ATTACHMENTS

Section

Exhibit/Schedule                                    Title